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                                                                EXHIBIT 24.1
                                                                ------------

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned, THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio, and the undersigned directors and officers of THE GOODYEAR TIRE & RUBBER COMPANY and the undersigned members of the COMPENSATION COMMITTEE of THE GOODYEAR TIRE & RUBBER COMPANY (the Committee which administers the 1997 PERFORMANCE INCENTIVE PLAN OF THE GOODYEAR TIRE & RUBBER COMPANY), hereby constitute and appoint Robert W Tieken, C Thomas Harvie, James Boyazis, Richard W Hauman and John W Richardson, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts and things, and to execute any and all instruments, which said attorneys and agents or any one of them may deem necessary and advisable to enable said THE GOODYEAR TIRE & RUBBER COMPANY to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration, under the Securities Act of 1933, as amended, of up to a maximum of fifteen million (15,000,000) shares of its Common Stock, without par value, which may be offered for sale in connection with the exercise of stock options and stock appreciation rights granted under, or issued pursuant to restricted stock grants and awards, performance grants and awards or other stock-based grants and awards made under, the 1997 PERFORMANCE INCENTIVE PLAN OF THE GOODYEAR TIRE & RUBBER COMPANY and the resale of such shares by certain persons acquiring such shares; including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of THE GOODYEAR TIRE & RUBBER COMPANY, the names of the undersigned directors and officers in the capacities indicated below and the names of the members of the COMPENSATION COMMITTEE as indicated below to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in respect of said shares of Common Stock, to any and all amendments to said Registration Statement and to any and all instruments or documents filed as a part of or in connection with said Registration Statement or amendments thereto; and each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, and any one of them, shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed or caused to be subscribed these presents this 3rd day of June, 1997.

Attest:                                   THE GOODYEAR TIRE & RUBBER COMPANY

/s/James Boyazis                          By /s/Samir G Gibara
----------------                             -------------------
James Boyazis, Secretary                        Samir G Gibara,
                                              Chairman of the Board,
                                             Chief Executive Officer
                                                  and President

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Director and Chairman of
 the Board, Chief Executive
Officer and President
(principal executive officer)              /s/Samir G Gibara
                                           ------------------------------------
                                           Samir G Gibara

Executive Vice President
(principal financial officer)              /s/Robert W Tieken
                                           ------------------------------------
                                           Robert W Tieken

Vice President
(principal accounting officer)             /s/John W Richardson
                                           ------------------------------------
                                           John W Richardson

Director and Chairman of the
Compensation Committee                     /s/John G Breen
                                           ------------------------------------
                                           John G Breen

Director and Member of the
Compensation Committee                     /s/William E Butler
                                           ------------------------------------
                                           William E Butler

Director and Member of the
Compensation Committee                     /s/Thomas H Cruikshank
                                           ------------------------------------
                                           Thomas H Cruikshank

Director and Member of the
 Compensation Committee             `      /s/William J Hudson, Jr
                                           ------------------------------------
                                           William J Hudson, Jr

Director and Member of the
 Compensation Committee                    /s/Gertrude G Michelson
                                           ------------------------------------
                                           Gertrude G Michelson

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Director and Member of the
 Compensation Committee                    /s/Steven A Minter
                                           ------------------------------------
                                           Steven A Minter

Director and Member of the
 Compensation Committee                    /s/Agnar Pytte
                                           ------------------------------------
                                           Agnar Pytte

Director and Member of the
 Compensation Committee                    /s/George H Schofield
                                           ------------------------------------
                                           George H Schofield

Director and Member of the
 Compensation Committee                    /s/William C Turner
                                           ------------------------------------
                                           William C Turner

Director and Member of the
 Compensation Committee                    /s/Martin D Walker
                                           ------------------------------------
                                           Martin D Walker


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